Exhibit 17

[LOGO] Sentinel Funds
       Integrity Since 1934

Registration Line 1...............     Account Number:  xxxxxxxxxx
Registration Line 2...............
Registration Line 3...............     Shares:  xxx,xxx.xxx
Registration Line 4...............
Registration Line 5...............
Registration Line 6...............
Registration Line 7 ..............

YOU MAY VOTE BY TELEPHONE AT [INSERT TABULATOR'S TOUCHTONE NUMBER], BY VISITING [INSERT TABULATOR'S VOTING URL] OR BY RETURNING THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH APPLICABLE PROPOSAL AS MARKED, OR IF NOT MARKED, TO VOTE "FOR" EACH APPLICABLE PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON SEPTEMBER 6, 2005 ("MEETING") OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE AUTHORIZE A PROXY BY TELEPHONE, BY INTERNET OR BY COMPLETING, DETACHING AND MAILING THE LOWER PORTION OF THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

   SENTINEL BOND FUND, SENTINEL CORE MID CAP FUND, SENTINEL GROWTH INDEX FUND,
                  EACH A SERIES OF SENTINEL GROUP FUNDS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1(a), (b) AND (c), AS APPLICABLE.

THE UNDERSIGNED HEREBY APPOINTS KERRY A. JUNG AND D. RUSSELL MORGAN AS PROXIES, ACTING BY A MAJORITY OF THOSE PRESENT, EACH WITH THE FULL POWER TO APPOINT A SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE SHARES OF THE APPLICABLE FUND HELD OF RECORD BY THE UNDERSIGNED ON JUNE 18, 2005, AS INDICATED ABOVE, AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

TO VOTE, MARK THE BLOCKS BELOW AS FOLLOWS
PLEASE DETACH AND RETURN THE LOWER PORTION ONLY

                           SENTINEL GROUP FUNDS, INC.

Control Code: xxxxxxxxxx     Account Number: xxxxxxxxxx     Shares: xxx,xxx.xxx

1(a).  To approve the reorganization of the    FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
       Bond Fund in accordance with the Plan
       of Reorganization and the transactions
       it contemplates, including an
       amendment to the Charter, as described
       in the Proxy Statement/Prospectus.
       (Bond Fund shareholders only)

1(b).  To approve the reorganization of the    FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
       Core Mid Cap Fund in accordance with
       the Plan of Reorganization and the
       transactions it contemplates,
       including an amendment to the Charter,
       as described in the Proxy
       Statement/Prospectus. (Core Mid Cap
       Fund shareholders only)

1(c).  To approve the reorganization of the    FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
       Growth Index Fund in accordance with
       the Plan of Reorganization and the
       transactions it contemplates,
       including an amendment to the Charter,
       as described in the Proxy
       Statement/Prospectus. (Growth Index
       Fund shareholders only)

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



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SIGNATURE                    SIGNATURE (JOINT OWNERS)            DATE

PLEASE SIGN NAME OR NAMES AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE.